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                                                                    EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF REGISTRANT

  Mac-Gray Investments, Inc., a Delaware corporation

  Mac-Gray Services, Inc., a Delaware corporation

  Intirion Corporation, a Delaware corporation